Exhibit 5.2

April 28, 2017

Board of Directors

Halcón Resources Corporation

1000 Louisiana St., Suite 6700

Houston, Texas 77002

Re:                             Registration Statement on Form S-3

We have served as special Colorado counsel to HRC Operating, LLC, a Colorado limited liability company (“HRC Operating”), and HRC Energy, LLC, a Colorado limited liability company (“HRC Energy” and together with HRC Operating, the “Subsidiary Guarantors”), which are wholly-owned subsidiaries of Halcón Resources Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock (the “Preferred Stock”), (iii) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specific series (the “Depositary Shares”), (iv) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under one or more indentures or supplemental indentures (the “Indentures”) proposed to be entered into with one or more indenture trustees (each, an “Indenture Trustee”), (v) guarantees (“Guarantees”) by each of the Subsidiary Guarantors and the other wholly-owned subsidiaries of the Company listed on Schedule I (each such subsidiary other than the Subsidiary Guarantors, an “Other Guarantor,” and collectively, the “Other Guarantors”) of the Debt Securities, and (vi) warrants to purchase any of the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities or any combination of those securities (the “Warrants”).  An indeterminate amount of the Securities may be offered at various prices from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.  The Guarantees by the Subsidiary Guarantors are referred to herein as the “Subsidiary Guarantees.”

The Debt Securities and the Subsidiary Guarantees will be issued from time to time either in whole or in part under an applicable Indenture to be entered into among the Company, the Subsidiary Guarantors and Other Guarantors of such Debt Securities, if any, and an Indenture Trustee. The Indentures together with the Registration Statement, the Prospectus, the Prospectus Supplements, the Debt Securities and the Subsidiary Guarantees are collectively referred to as the “Transaction Documents.”

In rendering the following opinion, we have examined original or copies certified or otherwise identified to our satisfaction as being true copies, only of the following:

Davis Graham & Stubbs LLP  •  1550 17th Street, Suite 500  •  Denver, CO 80202  •  303.892.9400  •  fax 303.893.1379

•  dgslaw.com

Board of Directors

Halcón Resources Corporation

April 28, 2017

A.            The Amended and Restated Articles of Organization of HRC Operating and the Amended and Restated Articles of Organization of HRC Energy, in each case dated April 15, 2013;

B.            The First Amended and Restated Limited Liability Company Operating Agreement of HRC Operating dated April 15, 2013, as amended by the First Amendment dated September 9, 2016 and the First Amended and Restated Operating Agreement of HRC Energy dated April 15, 2013, as amended by the First Amendment dated September 9, 2016; and

C.            The Registration Statement.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records, and instruments.

In rendering the opinions expressed below, we have assumed:

(i)                                     the genuineness of all signatures;

(ii)                                  the authenticity of the originals of the documents submitted to us, which documents we received from Mayer Brown LLP, special counsel to the Company, in connection with the preparation of the Registration Statement;

(iii)                               the conformity to authentic originals of any documents submitted to us as copies;

(iv)                           at the time of the execution, issuance and delivery of the Subsidiary Guarantees, the Indenture will be the valid and legally binding obligation of the Trustee;

(v)                              at the time of execution, authentication, issuance, and delivery of the Indenture, the Debt Securities and the Subsidiary Guarantees will have been duly authorized, executed, and delivered by the Company and the guarantors, as applicable;

(vi)                              execution, delivery, and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction; and

(vii)                           execution, delivery and performance by the Subsidiary Guarantors of the Subsidiary Guarantees and/or the Indenture will not violate the laws of any jurisdiction.

We have not independently established the validity of the foregoing assumptions.

With respect to the Other Guarantors, we have further assumed that:

Board of Directors

Halcón Resources Corporation

April 28, 2017

(i) each of the Other Guarantors will be duly organized, validly existing and in good standing under the laws of its state of organization;

(ii) the execution and delivery by each such Other Guarantor of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder will be within its organizational power and have been duly authorized by all necessary action (corporate or other) on its part;

(iii) each of the Transaction Documents to which any Other Guarantor is a party will be duly executed and delivered by each such Other Guarantor; and

(iv) the execution and delivery by each Other Guarantor of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder will not result in any violation by it of the provisions of its organizational documents.

We understand that you are receiving opinions, dated the date hereof, from various law firms as to the validity and binding nature of the guarantees against the Other Guarantors under the laws of the Other Guarantors’ respective states of organization, and that such opinions are being filed as exhibits to the Registration Statement. With your permission we have assumed the correctness of the conclusions set forth in such local counsel opinions and express no opinion herein with regard thereto.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.              Each of the Subsidiary Guarantors is a limited liability company validly existing and in good standing under the laws of the State of Colorado.

2.              Each Subsidiary Guarantor has the limited liability company power and authority to execute, deliver and perform the Subsidiary Guarantees.

These opinions are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting creditors’ rights generally; (ii)  the effects of general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; (iv) the unenforceability of provisions that may be deemed contrary to the public policy; (v) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Subsidiary Guarantees permit such action; and (vi) with respect to our opinion in paragraph 1, we have relied exclusively upon the electronic records maintained by the Colorado Secretary of State, accessible to the public at www.sos.state.co.us, which constitute the official records of business entities organized under the laws of Colorado like the Subsidiary Guarantors.

Board of Directors

Halcón Resources Corporation

April 28, 2017

We are expressing no opinion as to any obligations that parties other than the Subsidiary Guarantors may have under or in respect of the securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

Although we have acted as counsel to the Subsidiary Guarantors in connection with other matters, our engagement is limited to specific matters about which we have been consulted.  Consequently, there may exist matters of a legal nature involving the Subsidiary Guarantors in connection with which we have not been consulted and have not represented the Subsidiary Guarantors.  We note that we represent the Subsidiary Guarantors with respect to the Registration Statement insofar as it relates to the Subsidiary Guarantors and the Subsidiary Guarantees.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws, rules and regulations of the State of Colorado.  We hereby consent to any reference to our firm in the Registration Statement and to the filing of this opinion letter as an exhibit to the aforesaid Registration Statement.  By giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Commission.

Very truly yours,

/s/ DAVIS GRAHAM & STUBBS LLP

DAVIS GRAHAM & STUBBS LLP

Schedule I

Registrant Guarantors

Halcón Resources Operating, Inc.
Halcón Holdings, Inc.
HRC Energy Resources (WV), Inc.
HRC Energy Louisiana, LLC
HRC Production Company
Halcón Energy Properties, Inc.
Halcón Operating Co., Inc.
Halcón Gulf States, LLC
Halcón Energy Holdings, LLC
Halcón Field Services, LLC
Halcón Louisiana Operating, L.P.
HRC Energy, LLC
HRC Operating, LLC
HK Oil & Gas, LLC
Halcón Williston I, LLC
Halcón Williston II, LLC
HK Energy, LLC
HK Louisiana Operating, LLC
HK Energy Operating, LLC
HK Resources, LLC
The 7711 Corporation
Halcón Permian, LLC